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Exhibit 99.6

July 14, 2009

DENVER—Janus Capital Group Inc. ("JCG") (NYSE: JNS) today announced second quarter net income from continuing operations of $15.8 million, or $0.10 per diluted share, compared with a net loss from continuing operations of $818.1 million, or $5.22 per diluted share in the first quarter 2009 and net income from continuing operations of $65.6 million, or $0.40 per diluted share, in the second quarter 2008. First quarter 2009 included a goodwill and intangible asset impairment charge of $856.7 million, or $5.21 per diluted share, a litigation charge of $7.5 million, or $0.03 per diluted share, and a non-operating impairment charge on unconsolidated seed capital investments of $0.03 per diluted share. The company's operating margin for the second quarter 2009 was 23.5% compared with 34.5% for the second quarter 2008.

Flows and Assets Under Management

Average assets under management during the second quarter increased 12.0% to $126.7 billion compared with $113.1 billion during the first quarter 2009. At June 30, 2009, the company's total assets under management were $132.6 billion compared with $110.9 billion at March 31, 2009, and $191.8 billion at June 30, 2008. The increase in firmwide assets during the second quarter reflects $20.0 billion of net market appreciation and long-term net inflows of $2.3 billion.

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Continuing Operations (Investment Management)
Average Assets (in billions)	$126.7	$113.1	$200.1
Ending AUM (in billions)	$132.6	$110.9	$191.8
Revenues	$200.2	$170.3	$304.2
Operating Expenses*	$153.2	$1,000.1	$199.1
Operating Income (Loss)*	$47.0	$(829.8)	$105.1
Operating Margin*	23.5%	-487.3%	34.5%
Net Income (Loss)*	$15.8	$(818.1)	$65.6
Diluted Earnings (Loss) per Share*	$0.10	$(5.22)	$0.40

*
First quarter 2009 results include goodwill and intangible asset impairment charges totaling $856.7 million, or $5.21 loss per diluted share. The intangible asset impairment charge has an associated non-cash tax benefit of $40.6 million.

Second quarter 2009 revenues of $200.2 million increased 17.6% from first quarter 2009 from higher average assets under management, driven primarily by improving global markets and mutual fund performance fees. Quarter-over-quarter operating expenses, excluding the first quarter 2009 goodwill and intangible asset impairment and litigation charges, increased in the second quarter as a result of higher revenue-based expenses and costs associated with the previously announced July 2009 merger of two of JCG's domestic mutual fund trusts.

Capital and Liquidity

At June 30, 2009, JCG had stockholders' equity of $718 million, cash and investments of $331 million and $1.1 billion of outstanding debt.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks associated with the appointment of an interim CEO and our ability to identify a permanent CEO and resulting potential disruptions to the Company and our business, risks associated with our proposed capital raising transaction and related debt tender offer, including whether such offers and tender offers will be successful and on what terms they may be completed, and other risks, uncertainties, assumptions and factors specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as "Risk Factors" and "Management's

Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

JANUS CAPITAL GROUP INC.
UNAUDITED
CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data or as noted)

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Revenues:
Investment management fees	$159.8	$136.8	$239.8
Performance fees	6.5	3.4	11.6
Shareowner servicing fees and other	33.9	30.1	52.8

Total	200.2	170.3	304.2

Operating Expenses:
Employee compensation and benefits	66.2	62.2	91.6
Long-term incentive compensation	14.0	13.4	12.5
Marketing and advertising	8.2	5.6	8.7
Distribution	25.4	20.1	38.2
Depreciation and amortization	8.0	8.9	10.7
General, administrative and occupancy	31.4	33.2	37.4
Goodwill impairment*	—	856.7	—

Total	153.2	1,000.1	199.1

Operating income (loss)*	47.0	(829.8)	105.1
Interest expense	(19.7)	(19.9)	(18.8)
Investment gains (losses), net	0.3	(7.2)	3.0
Other income, net	0.4	—	1.0
Income tax provision*	(8.8)	41.3	(23.8)
Equity in earnings of unconsolidated affiliate	—	—	2.3

Income (loss) from Continuing Operations*	19.2	(815.6)	68.8
Income from Discontinued Operations	—	—	0.7

Net income (loss)*	19.2	(815.6)	69.5
Noncontrolling interest	(3.4)	(2.5)	(3.2)

Net income (loss) attributable to JCG*	$15.8	$(818.1)	$66.3

Diluted weighted average shares outstanding (in millions)	158.9	156.6	162.4
Diluted earnings (loss) per share attributable to JCG common shareholders:
Continuing operations*	$0.10	$(5.22)	$0.40
Discontinued operations	—	—	0.00

Diluted earnings per share*	$0.10	$(5.22)	$0.41

Amounts attributable to JCG common shareholders:
Income (loss) from Continuing Operations*	$15.8	$(818.1)	$65.6
Income from Discontinued Operations	—	—	0.7
Net income*	$15.8	$(818.1)	$66.3

Average Assets Under Management (in billions)	$126.7	$113.1	$200.1

*
First quarter 2009 results include non-cash goodwill and intangible asset impairment charges totaling $856.7 million, or $5.21 loss per diluted share. The intangible asset impairment charge has an associated non-cash tax benefit of $40.6 million.

JANUS CAPITAL GROUP INC.
PRELIMINARY AND UNAUDITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$218.7	$282.6
Marketable securities	112.1	125.3
Other assets	260.6	236.2
Property and equipment, net	53.3	51.1
Intangibles and goodwill, net	1,780.0	2,641.5

Total Assets	$2,424.7	$3,336.7

Liabilities and Stockholders' Equity
Debt	$1,106.1	$1,128.0
Other liabilities	248.1	303.8
Deferred income taxes	352.4	388.1
Stockholders' equity	718.1	1,516.8

Total Liabilities and Stockholders' Equity	$2,424.7	$3,336.7

UNAUDITED CONDENSED CASH FLOW INFORMATION
CONTINUING OPERATIONS
(dollars in millions)

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Cash provided by (used in):
Operating activities	$47.4	$(27.4)	$78.8
Investing activities	(27.6)	(17.6)	6.9
Financing activities	(33.2)	(5.5)	(80.3)

Net change during period	$(13.4)	$(50.5)	$5.4

JANUS CAPITAL GROUP INC.
ASSETS & FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Growth/Blend
Beginning of period assets	$46.6	$49.5	$76.8
Sales	3.3	2.4	8.9
Redemptions	2.6	3.4	4.7

Net sales (redemptions)	0.7	(1.0)	4.2
Market / fund performance	9.1	(2.0)	0.9

End of period assets	$56.4	$46.6	$81.8

Global/International
Beginning of period assets	$10.7	$10.9	$22.1
Sales	1.2	0.5	1.0
Redemptions	0.5	0.6	0.9

Net sales (redemptions)	0.7	(0.1)	0.1
Market / fund performance	3.3	(0.1)	(1.2)

End of period assets	$14.7	$10.7	$21.0

Mathematical(1)
Beginning of period assets	$38.3	$42.4	$61.2
Sales	1.6	0.9	2.5
Redemptions	1.8	1.4	2.3

Net sales (redemptions)	(0.2)	(0.5)	0.2
Market / fund performance	5.7	(3.5)	—

End of period assets	$43.8	$38.3	$61.3

Fixed Income
Beginning of period assets	$3.7	$3.2	$3.8
Sales	0.9	0.8	0.2
Redemptions	0.5	0.3	0.5

Net sales (redemptions)	0.4	0.5	(0.2)
Market / fund performance	0.3	—	—

End of period assets	$4.4	$3.7	$3.7

Alternatives
Beginning of period assets	$0.4	$0.5	$1.4
Sales	—	—	0.1
Redemptions	0.1	0.1	0.2

Net sales (redemptions)	(0.1)	(0.1)	—
Market / fund performance	—	(0.1)	(0.1)

End of period assets	$0.3	$0.4	$1.2

Value(2)
Beginning of period assets	$8.6	$9.1	$10.1
Sales	1.4	1.4	1.5
Redemptions	0.6	1.1	0.6

Net sales (redemptions)	0.8	0.3	0.9
Market / fund performance	1.6	(0.8)	—

End of period assets	$11.0	$8.6	$10.9

Money Market
Beginning of period assets	$2.6	$7.9	$12.2
Sales	0.2	3.0	23.0
Redemptions	0.8	8.3	23.4

Net sales (redemptions)	(0.6)	(5.3)	(0.4)
Market / fund performance	—	—	—

End of period assets	$2.0	$2.6	$11.8

Total Company
Beginning of period assets	$110.9	$123.5	$187.6
Sales	8.6	9.0	37.2
Redemptions	6.9	15.2	32.6

Net sales (redemptions)	1.7	(6.2)	4.6
Market / fund performance	20.0	(6.4)	(0.4)

End of period assets	$132.6	$110.9	$191.8

Total Excluding Money Market
Beginning of period assets	$108.3	$115.6	$175.4
Sales	8.4	6.0	14.2
Redemptions	6.1	6.9	9.2

Net sales (redemptions)	2.3	(0.9)	5.0
Market / fund performance	20.0	(6.4)	(0.4)

End of period assets	$130.6	$108.3	$179.9

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot

Notes:

(1)
Represents all assets managed by INTECH Investment Management LLC.

(2)
Represents all assets managed by Perkins Investment Management LLC.

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  Exhibit 99.6
JANUS CAPITAL GROUP INC. PRELIMINARY AND UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in millions)
JANUS CAPITAL GROUP INC. ASSETS & FLOWS BY INVESTMENT DISCIPLINE (dollars in billions)